abrdn ETFs 485BPOS

Exhibit 99.(h)(5)

February 16, 2021

State Street Bank and Trust Company

1 Heritage Drive

North Quincy, MA 02171

Attention: Jason Becker

Re: New Fund; Updated Schedule A

Ladies and Gentlemen:

Please be advised that Aberdeen Standard Investments ETFs (the “Trust”) has established two wholly-owned subsidiary funds known as Aberdeen Standard All Commodity Longer Dated Fund Limited and Aberdeen Standard All Commodity Fund Limited, each an exempted company organized under Cayman Islands law (each, a “Subsidiary Fund”), for the Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF and the Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF.

In accordance with the Section 1(b) of the Sub-Administration Agreement dated December 29, 2020 by and between State Street Bank and Trust Company (“State Street”), Aberdeen Standard Investments Inc. (the “Administrator”), and Aberdeen Standard Investments ETFs Advisors LLC, solely with respect to the fees in Sections 6 and 13 (the “Agreement”), the undersigned hereby requests that State Street act as sub-administrator for the Subsidiary Funds under the terms of the Agreement. In connection with such request, the undersigned hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Administrator and retaining one for your records.

Sincerely,

Aberdeen Standard Investments Inc.

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: VP

Agreed and Accepted:

State Street Bank and Trust Company

By:	/s/ Jason Becker

Name: Jason Becker

Title: Senior Vice President

Effective Date: April 1, 2021

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

Aberdeen Standard Investments ETFs

Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

●	Aberdeen Standard All Commodity Longer Dated Fund Limited

Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF

●	Aberdeen Standard All Commodity Dated Fund Limited